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                                                                   EXHIBIT 10.14


                    SECOND AMENDMENT TO THE STEELCASE INC.
                          INCENTIVE COMPENSATION PLAN


         WHEREAS, Steelcase Inc. (the "Company") has established and maintains the Steelcase Inc. Incentive Compensation Plan (the "Plan"); and

         WHEREAS, pursuant to Section 17.1, the Company has reserved to its Board of Directors the right to amend the Plan at any time; and

         WHEREAS, the Board of Directors of the Company has delegated to its Compensation Committee (the "Compensation Committee") the necessary authority to amend the Plan; and

         WHEREAS, the Compensation Committee approved amendment of the Plan to increase the number of shares available under the Plan by eight million (8,000,000).

         NOW THEREFORE, IN CONSIDERATION OF THE PREMISES, the first paragraph of
Section 4.1 of the Plan is amended, effective as of the date approved by a vote of the shareholders, to read as follows:

         "4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be fourteen million, two hundred eighty-four thousand, seven hundred twenty-seven (14,284,727) Shares (one hundred fifty thousand (150,000) of which were designated for a special one-time grant of shares to Participants on the IPO Date); no more than two million (2,000,000) of which may be granted in the form of Restricted Shares. Shares available under the Plan shall be now or hereafter issued or authorized but unissued. The Board shall determine the appropriate methodology for calculating the number of shares issued in pursuance of the Plan. Unless and until the Board determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:"

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Steelcase Inc. Incentive Compensation Plan to be executed by its duly authorized officer this 30th day of June, 2000.

                                           STEELCASE INC.



                                           By:  /s/ A. Rougier-Chapman
                                                -------------------------------
                                           Its: Chief Financial Officer




ATTEST:


/s/ Jon D. Botsford
--------------------------
Its Secretary